Exhibit 23.1

           INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT OF
                        GROBSTEIN, HORWATH & COMPANY LLP



We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 of our report dated May 12, 2004, with respect to the consolidated balance sheet of Soyo Group, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations and deficit accumulated during the development stage, stockholders' equity (deficit) and cash flows for the year ended December 31, 2003 and 2002.





GROBSTEIN, HORWATH & COMPANY LLP

Sherman Oaks, California
March 4, 2005